SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2017

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LCNB Corp. (“LCNB”) is deeply saddened to announce that Rebecca Hawk Roess, an Executive Vice President and Trust Department Head of LCNB and LCNB National Bank (the “Bank”), passed away on March 18, 2017. Ms. Roess had served as Senior Vice President and Trust Officer at LCNB for the last 8 years until her promotion to her current position at the beginning of this year. Prior to joining LCNB, she was the Trust Department Head for another financial institution where she was employed for 10 years. Ms. Roess was a highly regarded member of the LCNB team, well liked and respected by all at LCNB and will be greatly missed. LCNB extends its sincere condolences to Ms. Roess’ family.

Leroy McKay, Executive Vice President and Trust Officer of LCNB and the Bank will fulfill Ms. Roess’ duties until such time as the Board of Directors has appointed a permanent replacement.

Item 7.01.  Regulation FD Disclosure.

LCNB Corp. (“LCNB”) is deeply saddened to announce that Rebecca Hawk Roess, a Executive Vice President and Trust Department Head of LCNB and LCNB National Bank (the “Bank”), passed away on March 18, 2017. Ms. Roess had served as Senior Vice President and Trust Officer at LCNB for the last 8 years until her promotion to her current position at the beginning of this year. Prior to joining LCNB, she was the Trust Department Head for another financial institution where she was employed for 10 years. Ms. Roess was a highly regarded member of the LCNB team, well liked and respected by all at LCNB and will be greatly missed. LCNB extends its sincere condolences to Ms. Roess’ family.

Leroy McKay, Executive Vice President and Trust Officer of LCNB and the Bank will fulfill Ms. Roess’ duties until such time as the Board of Directors has appointed a permanent replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: March 21, 2017	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer